UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2004

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50785 (Commission File Number)	33-0753322 (I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Building 300, San Diego, California (Address of principal executive offices)		92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Item 12. Results of Operations and Financial Condition.

                On August 12, 2004, we announced financial results for the second quarter ended June 30, 2004 in the earnings release attached hereto as Exhibit 99.1 and incorporated herein by reference.

                The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

By:	/s/ John W. Beck
John W. Beck Vice President of Finance, Chief Financial Officer and Treasurer

Date: August 12, 2004

INDEX TO EXHIBITS

99.1        Press release of Metabasis Therapeutics, Inc. dated August 12, 2004.